UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2019

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure.

On April 13, 2019, Vectrus, Inc. announced that on April 12, 2019, the U.S. Army Contracting Command-Rock Island (ACC-RI) awarded four (4) Indefinite Delivery Indefinite Quantity (IDIQ), Multiple Award Task Order Contracts (MATOC), for the Logistics Civil Augmentation Program (LOGCAP) V support services in support of the U.S. Military worldwide. The services are to support the Geographical Combatant Commands (GCCs) and Army Service Component Commands (ASCCs) throughout the full range of military operations. Each basic IDIQ contract Ordering Period will be an initial five-year ordering period and options for five additional one-year ordering periods. The ceiling price for the entire LOGCAP V MATOC is $82,000,000,000 and is a cumulative ceiling for all contracts awarded from Request for Proposal.

Vectrus Systems Corporation, a wholly-owned subsidiary of Vectrus, Inc., is one of the award recipients of the basic IDIQ contract and the following task orders: PACOM Setting the Theater Task Order and associated Performance Task Order; CENTCOM Setting the Theater Task Order and associated Performance Task Order. Each task order has its own period of performance.

Vectrus reaffirmed its full-year 2019 financial guidance that was originally provided on February 26, 2019.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

This information, including Exhibit 99.1, is furnished pursuant to Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Vectrus, Inc. dated April 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019		VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Deputy General Counsel and Corporate Secretary